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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): May 30, 2000
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                                 POWERTEL, INC.
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             (Exact name of registrant as specified in its charter)





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               Delaware                                   0-23102                            58-1944750
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(State or other jurisdiction of incorporation)     (Commission File Number)     (I.R.S. Employer Identification No.)




     1239 O.G. Skinner Drive, West Point, Georgia                                           31833
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      (Address of principal executive offices)                                          (Zip Code)
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       Registrant's telephone number, including area code: (706) 645-2000
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                 1233 O.G. Skinner Drive, West Point, GA 31833
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

INVESTMENT IN ELISKA WIRELESS VENTURES I, INC.

         Pursuant to a Stock Purchase Agreement dated May 30, 2000 between Eliska Wireless Ventures I, Inc. ("Eliska Ventures") and Powertel, Inc. ("Powertel"), Powertel agreed to purchase 12,475 shares of the Series A Preferred Stock of Eliska Ventures for $125 million, subject to certain closing conditions. Assuming closing of this transaction, Powertel will have a 49.9% equity interest and a 24.95% voting interest in Eliska Ventures. In addition, Sonera Holding B.V., a wholly owned subsidiary of Sonera Corporation ("Sonera"), and Eliska Wireless Investors I, L.P. ("Eliska Investors") entered into Stock Purchase Agreements with Eliska Ventures on May 30, 2000. Under these agreements, subject to certain closing conditions, Sonera agreed to invest $75 million in Eliska Ventures in exchange for 7,525 shares of its Series B Preferred Stock, and Eliska Investors agreed to invest $50 million in Eliska Ventures in exchange for 5,000 shares of its common stock. Eliska Investors' investment will be made by delivery of $1 million in cash and a $49 million promissory note secured by 4,900 of the shares purchased by Eliska Investors. Assuming closing of these transactions, Sonera will have a 30.1% equity interest and a 15.05% voting interest in Eliska Ventures, and Eliska Investors will have a 20% equity interest and 60% voting interest in Eliska Ventures.

         Eliska Ventures was formed to acquire substantially all of the assets and certain of the liabilities of DiGiPH PCS, as described below. In connection with this acquisition, Powertel intends to enter into a technical services agreement with Eliska Ventures for management, technical and consulting services. Pursuant to this agreement, Powertel will assist Eliska Ventures in marketing its services under the Powertel brand name, expanding distribution channels and increasing network coverage in the market areas covered by the Federal Communications Commission ("FCC") licenses to be acquired by Eliska Ventures.

         In connection with the formation of Eliska Ventures, Powertel has entered into a Put Agreement with each of Sonera and Eliska Investors. Pursuant to the Put Agreement with Sonera, Powertel has agreed that, from October 1, 2001 until June 30, 2002, Sonera may sell all of its interest in Eliska Ventures to Powertel in exchange for 1,044,568 shares of Powertel's common stock. At any time, Powertel has a right of first offer on Sonera's stock in Eliska Ventures in the event Sonera desires to sell such stock to a third party. Pursuant to the Put Agreement with Eliska Investors, Powertel has agreed that, from October 1, 2001 until October 30, 2001, Eliska Investors may sell its initial $1 million interest in Eliska Ventures to Powertel in exchange for 13,928 shares of Powertel's common stock or $1.5 million in cash. In such an event, the remaining ownership interest of Eliska Investors in Eliska Ventures would be cancelled, subject to the receipt of regulatory approvals. In addition, if Eliska Investors has fully satisfied its obligations under the $49 million promissory note to Eliska Ventures, Powertel has agreed that, from July 2, 2003 until July 31, 2003, Eliska Investors may exchange all of its interest in Eliska Ventures for shares of Powertel's common stock at fair market value. At any time, Powertel has a right of first refusal with respect to Eliska Investors' interest in Eliska Ventures in the event that Eliska Investors desires to sell its stock to a third party.

         The closing of the formation of Eliska Ventures is subject to the receipt of regulatory approvals, the closing of the acquisition and the satisfaction of certain other closing conditions.

SONERA'S INVESTMENT IN POWERTEL

         On May 30, 2000, Sonera and Powertel entered into a Stock Purchase Agreement whereby Sonera agreed to purchase approximately $125 million of Powertel's common stock subject to the closing of the formation of Eliska Ventures. The purchase price for the common stock is $71.80 per share, which


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is based on the average closing price of Powertel's common stock for the 20 trading days prior to May 30, 2000. The closing of the Sonera investment in Powertel is also subject to the receipt of regulatory approvals, including approvals regarding the formation of Eliska Ventures, and the satisfaction of certain other closing conditions.

ASSET ACQUISITION BY ELISKA VENTURES

         Pursuant to an Asset Purchase Agreement dated May 30, 2000, Eliska Ventures agreed to acquire substantially all of the assets, business and operations of, and certain related liabilities of, DigiPH Holding, Inc. ("Holding"), DigiPH Communication, Inc. ("Communication"), DiGiPH PCS, Inc. ("PCS") (Holding, Communication and PCS are collectively referred to as "DiGiPH PCS"), including the assignment of the FCC licenses held by PCS (the "Asset Acquisition"). The aggregate purchase price for the Asset Acquisition is $375 million, subject to adjustment upward or downward for certain performance and post-closing matters.

         The Asset Acquisition is subject to the satisfaction of a number of conditions prior to closing, and there can be no assurance that the Asset Acquisition, the formation of Eliska Ventures or Sonera's investment in Powertel will be consummated on the terms described herein or at all. Conditions which must be satisfied on or before the closing date for the Asset Acquisition include: (i) compliance by Eliska Ventures and DiGiPH PCS with the terms of the Asset Purchase Agreement; (ii) the receipt of regulatory approval from the FCC; and (iii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

         The descriptions set forth herein of Powertel's interest in the formation of Eliska Ventures and Sonera's investment in Powertel are qualified in their entirety by reference to the full text of the documents related thereto, copies of which are filed as Exhibits to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)      EXHIBITS.

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                  10.1     Stock Purchase Agreement dated May 30, 2000, between
                           Powertel, Inc. and Sonera Holding B.V.

                  10.2 Stock Purchase Agreement dated May 30, 2000, between Eliska Wireless Ventures I, Inc. and Powertel, Inc.

                  10.3 Put Agreement dated May 30, 2000, between Sonera Holding B.V. and Powertel, Inc.

                  10.4 Put Agreement dated May 30, 2000, between Eliska Wireless Investors I, L.P., Powertel, Inc. and Sonera Holding B.V.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 POWERTEL, INC.



                                 By:/s/ Allen E. Smith
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                                    Allen E. Smith
                                    President and Chief Executive Officer

Dated:  June 16, 2000